Termination Agreement

by and among

Beijing Sino Top Scope Technology Co., Ltd.

and

YOU On Demand (Beijing) Technology Co., Ltd.

and

Zhang Yan

This TERMINATION AGREEMENT (“Agreement”) is made and entered into on this 22 day of January, 2016 (“Signing Date”) in Beijing, the People’s Republic of China (“PRC”) by and between:

(1)

Beijing Sino Top Scope Technology Co., Ltd., a domestic limited liability company incorporated under the laws of the PRC, with its registered address at Suite 2005, Building 11, 5 Huayuan Road, Haidian District, Beijing, PRC (“Party A”);

(2)

YOU On Demand (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise established under the laws of the PRC, with its registered address at Suite 2603, 26/F, Tower A, 10 Jintongxi Road, Chaoyang District, Beijing, PRC (“Party B”); and

(3)	Zhang Yan, a PRC citizen and holder of PRC resident ID card number 110108197501152728 (“Party C”).

(each a “Party”, collectively the “Parties”)

WHEREAS:

A.	The Parties are parties to certain VIE control documents (collectively the “Control Documents”), as follows:

(i)

Option Agreement, dated as of 9 March 2010, made by and among Party A, Party C and Sinotop Group Limited, attached as Exhibit A, provided, however, that the rights and obligations of Sinotop Group Limited thereunder were subsequently assigned to and assumed by Party B pursuant to a Termination, Assignment and Assumption Agreement, dated as of 4 June 2012, by and among Party A, Party B, Party C and Sinotop Group Limited, attached as Exhibit B;

	(ii)	Voting Rights Proxy Agreement, dated as of 4 June 2012, made by and among Party A, Party B and Party C, attached as Exhibit C;

	(iii)	Equity Pledge Agreement, dated as of 4 June 2012, made by and among Party A, Party B and Party C, attached as Exhibit D; and

	(iv)	Power of Attorney, dated as of 4 June 2012, signed by Party C, attached as Exhibit E.

B.	The Parties wish to terminate the Control Documents as of the Signing Date.

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NOW, THEREFORE, the Parties agree as follows:

Article 1           Termination

1.1

Termination of Control Documents. The Parties agree that, as of the Signing Date, the Control Documents shall no longer be effective, except for the provisions regarding confidentiality and dispute resolution, which shall remain effective indefinitely.

1.2

Discharge of Obligations. The Parties, agree that, as of the Signing Date, each Party and their respective shareholders, employees, agents, successors, affiliates, directors and officers (as the case may be) shall be released and forever discharged from any and all actions, claims, demands, payment obligations or other obligations or liabilities arising out of the Control Documents.

Article 2           Equity Pledge Deregistration

As soon as practicable after the Signing Date, Party B shall execute all equity pledge deregistration documents and deregister Party C’s pledge of her entire equity interests in Party A in Party C’s favor with the competent office of the PRC State Administration for Industry and Commerce and/or other governmental authorities necessary to give effect to the deregistration of the pledge.

Article 3           Confidentiality

The Parties agree to keep strictly confidential the existence and content of the Control Documents and this Agreement (collectively, “Confidential Information”), and to refrain from disclosing the Confidential Information to anyone, in words or in substance, without the other parties’ prior consent.

Article 4           Governing Law and Dispute Resolution

4.1

Governing Law. The execution, validity, interpretation and implementation of this Agreement, and the settlement of disputes arising from, under or in connection with it, shall be governed by and interpreted in accordance with the laws of the PRC.

4.2

Dispute Resolution. If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve it through amicable negotiation. If any dispute cannot be resolved within thirty (30) days after the commencement of negotiation, such dispute shall be referred to and finally resolved by arbitration in Beijing through the China International Economic and Trade Arbitration Commission in accordance with the Commission’s then-current arbitration rules. The arbitration shall be conducted in the Chinese language before a tribunal of three (3) arbitrators appointed in accordance with the said rules. The arbitral award shall be final and binding on the Parties. The arbitral award shall be final and binding on the Parties.

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Article 5           Miscellaneous

5.1

Entire Agreement. This Agreement shall constitute the entire agreement among the Parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

5.2

No Waiver. Unless otherwise agreed upon by the Parties in writing, any failure or delay on the part of any Party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating to this Agreement, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

5.3

Severability. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.4	Successors. This Agreement shall be valid and binding on the Parties, their successors and permitted assigns.

5.5	Assignment. No Party shall assign any of its rights or obligations hereunder without the prior written consent of all other Parties.

5.6	Language and Counterparts. This Agreement is executed in the English language in three (3) counterparts. Each Party shall hold one (1) counterpart.

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IN WITNESS WHEREOF, the Parties have executed or have caused this Agreement to be executed by their duly authorized representatives as of the date first indicated above.

For and on behalf of
Beijing Sino Top Scope Technology Co., Ltd.

(Company Seal)

Signature:	/s/ Zhang Yan
Name:	Zhang Yan
Title:	Legal Representative

For and on behalf of

YOU On Demand (Beijing) Technology Co., Ltd.
(Company Seal)

Signature:	/s/ Liu Weicheng
Name:	Liu Weicheng
Title:	Legal Representative

Zhang Yan

Signature:	/s/ Zhang Yan

Signature Page to Termination Agreement

Exhibit A

Option Agreement

Exhibit B

Termination, Assignment and Assumption Agreement

Exhibit C

Voting Rights Proxy Agreement

Exhibit D

Equity Pledge Agreement

Exhibit E

Power of Attorney